MANAGEMENT INCENTIVE PLAN OF
                               CHEVRON CORPORATION
                       As Amended Effective March 29, 2000


1.       Purpose.

         The purpose of the Management Incentive Plan of Chevron Corporation is to obtain, develop and retain able management personnel, stimulate constructive and imaginative thinking, and contribute to the growth and profits of the Corporation.

2.       Effective Date.

         The Plan was adopted effective January 1, 1966 and approved by the Corporation's stockholders at the Annual Meeting on May 5, 1966. The Plan was revised to read as set forth herein effective January 1, 1980, subject to approval by the Corporation's stockholders at the Annual Meeting held on May 6, 1980.

3.       Awards Under the Plan.

         Awards under the Plan shall be made in the sole discretion of the Committee. After the close of an Award Year, the Committee shall determine the dollar amount of the award to be made to each Eligible Employee whom the Committee selects to be an award recipient for that Award Year; provided, however, that the award amount for the chief executive officer and the next four highest compensated officers of the corporation shall be subject to the following limitations:

                           A. 0.5% of the Corporation's "Annual Income" shall be
                  set aside for awards to such officers. For this purpose, "Annual Income" shall mean reported earnings before special items and accounting changes.

                           B. The maximum awards to the following officers shall
                  equal the indicated percentage of the aggregate fund set forth in A above, determined pursuant to the following schedule:



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              Officer                                         Percentage
              -------                                         ----------
              CEO                                             40%

              Second and third highest compensated
              officers                                        20% each

              Fourth and fifth highest compensated
              officers                                        10% each

                                            Total             100%


                           C. The  Committee in its sole  discretion  may reduce
                  the award otherwise payable to any such officer as determined above, but in no event may any such reduction result in an increase of the award payable to any other participant, including but not limited to any other such officer.

         The foregoing notwithstanding, following a "change in control" of the Corporation, as defined in Article VI of the bylaws of the Corporation, as such bylaws may be amended from time to time (a "Change in Control"), neither the Committee nor any other entity or individual(s) shall have the discretion to make awards under the Plan. Rather, for the calendar year in which the Change in Control occurs and, if payment of awards for the calendar year prior to the year in which the Change of Control occurs has not been completed as of the date of the Change in Control, that prior calendar year, each Eligible Employee shall be entitled to receive an award in an amount not less than that Eligible Employee's target bonus, as determined pursuant to the Committee's established procedures prior to the Change in Control. For any Eligible Employee whose employment terminates other than on the last day of a calendar year, the award determined pursuant to the preceding sentence for the year in which such termination occurs shall be prorated on the basis of the number of weeks elapsed in the calendar year to the date of such termination of employment.

4.       Management Compensation Committee.

         The Management Compensation Committee of the Board of Directors of Chevron Corporation will administer the Plan. If any member of the Committee does not qualify as an "outside director" for purposes of section 162(m) of the Internal Revenue Code of 1986, as amended, awards under the Plan for the chief executive officer and the four most highly compensated officers of the Corporation (other than the chief executive officer) shall be administered by a subcommittee of the Board consisting of each Committee member who qualifies as an "outside director." If fewer than two Committee members qualify as an "outside director," the Board shall appoint one or more other members to such



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         subcommittee  who do qualify as "outside  directors" so that it will at all times consist of at least two members who qualify as an "outside director" for purposes of section 162(m) of the Code.

         Decisions and determinations as to the number and identity of participants, as to the form and amount of awards and as to any other matters relating to awards made under the Plan, shall rest with the Committee. The Corporation management will make recommendations to the Committee, but the Committee will not be bound by such recommendations and will make its own final determinations.

         Within 30 days after the occurrence of a Change in Control, the Committee shall appoint an independent organization which shall thereafter administer the Plan and have all of the powers and duties formerly held and exercised by the Committee with respect to the Plan. Upon such appointment, the Committee shall cease to have any responsibility with respect to the administration of the Plan.

5.       Eligibility for Management Incentive Awards.

         Regular salaried employees including directors, officers, and other individuals serving in important executive, administrative, professional or technical capacities, as determined by the Committee, who have been on the payroll of the Corporation or the payroll of a participating affiliate at any time during the year, shall be eligible for participation in the Plan. As used herein, the term "participating affiliate" shall mean any corporation in which the Corporation holds directly or indirectly more than 50% of the voting securities and whose financial accounts are consolidated with those of the Corporation in the financial statement included in the Annual Report to Stockholders.

6.       Form, Amount, Time and Conditions of Awards.

         (a) Form. Awards may be made in any of the following forms or in any combination of forms as determined by the Committee:

                      (i) Units representing shares of Common Stock of the Corporation, together with dividend equivalents, as described in Section 7 ("stock units");

                      (ii) Cash, including cash measured by stock units or any other investment performance measurement selected by the Committee from time to time; or

                      (iii) Shares of Common Stock of the Corporation.



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         In the case of awards in stock units or cash  measured by stock  units, the number of units shall be adjusted for any stock splits, stock dividends, or other relevant changes in capitalization occurring after the date of award.

         (b) Amount. The amount of each award shall be determined by the Committee.

         (c) Time and Conditions. Any award may be paid in a lump sum in the year in which the award is made or in a series of annual installments, or such awards may be deferred until retirement, death or disability, and then paid in a lump sum or installments, all as the Committee shall determine. The Committee in its discretion may determine that interest (at such rate as may be selected by the Committee) shall be credited to and paid at the same time and in the same manner as a deferred award. Any award and the payment thereof may be made subject to such forfeiture and other conditions for such period of time as the Committee shall determine. Any award which becomes payable after the recipient's death shall be delivered or distributed to the award recipient's Beneficiary or Beneficiaries. Each recipient of an award under the Plan may designate on the prescribed form filed with the Committee one or more Beneficiaries. An award recipient may change such designation at any time by filing the prescribed form with the Committee. If a Beneficiary has not been designated or no designated Beneficiary survives the award recipient, any award which becomes payable after the award recipient's death will be made to the award recipient's Surviving Spouse as Beneficiary if such Spouse is still living or, if not living, in equal shares to the then living children of the award recipient as Beneficiaries or, if none, to the award recipient's estate as Beneficiary. The Committee, at its sole discretion, shall determine the form and time of any distribution(s) to an award recipient's Beneficiary or Beneficiaries.

         In addition to any forfeiture condition established by the Committee with respect to any award, until any award granted under the Plan (or a portion thereof) is delivered or distributed, such award (or such portion) shall be forfeited under the following circumstances:

                  (i) The participant is dismissed for cause or otherwise ceases to be an employee of the Corporation or a participating affiliate at a time when cause for dismissal exists; or

                  (ii) The participant, before or after the termination of his or her employment as an Employee, engages in any activity which, in the Committee's opinion, is prejudicial to the interests of the Corporation or any participating affiliate; or

                  (iii) The participant is indebted to the Corporation or any participating affiliate at the time when the participant becomes entitled to payment of an award under the Plan following termination of employment with the Corporation or any participating affiliate.



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                           In such case,  the  payment,  to the extent  that the
                           amount thereof  (determined as of the date payment is
                           scheduled   to  be  made)   does  not   exceed   such
                           indebtedness,    shall   be    forfeited    and   the
                           participant's indebtedness to the Corporation or participating affiliate shall be extinguished to the extent of such forfeiture.

         The Committee may cancel the payment of all or any part of an award under the Plan if the Committee determines that the payment of such award or part thereof would violate any mandatory wage controls in effect at the time payment would otherwise be made.

7.       Dividend Equivalents.

         The Committee may determine that any stock unit awarded (or a cash award measured by stock units) will carry with it until paid a dividend equivalent which will entitle the holder to receive payments from the Corporation equal to the cash dividends paid on one share of Common Stock of the Corporation during the periods from the time of the award of the stock units to the time the shares are delivered to the participant (or the cash award is paid). Payment of dividend equivalents may be made in cash or stock and at such time or times as determined by the Committee. Dividend equivalents shall be subject to the same forfeiture and other provisions as the related stock unit.

8.       Administration, Amendment and Termination of the Plan.

         The Management Compensation Committee shall have the power and authority to interpret and administer the Plan. The Board of Directors may, at any time, alter, amend or terminate the Plan; provided, however, that no alteration, amendment or termination approved by the Board of Directors after six months prior to the public announcement of the proposed transaction which, when effected, is a Change in Control or before the date which is two years after the date of a Change in Control (the "Benefit Protection Period") shall be valid or effective if such alteration, amendment or termination would alter the provisions of this Section 8 or adversely affect the amount of a participant's award under the Plan, whether or not the participant's employment had terminated at the time the alteration, amendment or termination was approved; provided, however, any alteration, amendment or termination may be effected, even if so approved after such a public announcement, if (a) the alteration, amendment or termination is approved after any plans have been abandoned to effect the transaction which, if effected, would have constituted a Change in Control and the event which would have constituted the Change in Control has not occurred, and (b) within a period of six months after such approval, no other event constituting a Change in Control shall have occurred, and no public announcement of a proposed event which would constitute a Change in Control shall have been made, unless thereafter any plans



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         to effect the Change in Control have been  abandoned  and the event which would have constituted the Change in Control has not occurred. Any alteration, amendment or termination of the Plan which is approved by the Board of Directors prior to a Change in Control at the request of a third party who effectuates a Change in Control shall be deemed to be an alteration, amendment or termination approved during the Benefit Protection Period.

         The Committee is authorized in its sole discretion to establish a grantor trust for the purpose of providing security for the payment of Awards under the Plan; provided, however, that no Participant shall be considered to have a beneficial ownership interest (or any other sort of interest) in any specific asset of the Corporation or of its subsidiaries or affiliates as a result of the creation of such trust or the transfer of funds or other property to such trust.

9.       Assignability.

         Except as otherwise determined by the Committee, a participant's award, the interest, if any, of a participant's beneficiary and (during the period, shares of Common Stock of the Corporation awarded under the Plan are subject to forfeiture conditions) such shares may not be assigned, either by voluntary or involuntary assignment or by operation of law, including, but without limitation, garnishment, attachment or other creditor's process and any act in violation hereof shall be void.